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                                                               Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to registration statement No. 333-35509 of Crossmann Communities, Inc. on Form S-3 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Crossmann Communities, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Indianapolis, Indiana
September 15, 1997